Exhibit 21.1

MISTER CAR WASH, INC.

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation
MCW GC, LLC	Arizona
Prime Shine, LLC	California
Car Wash Headquarters, LLC	Delaware
Car Wash Partners, LLC	Delaware
Clean Streak Ventures LLC	Delaware
CWP Asset Corp.	Delaware
CWP California Corp.	Delaware
CWP Holdings, Inc.	Delaware
CWP Management Corp.	Delaware
CWP West, LLC	Delaware
CWPS Corp.	Delaware
CWPU Corp.	Delaware
DWB Tucson Holdings, LLC	Delaware
Hotshine Intermediate Co.	Delaware
MDKMH Partners. Inc.	Delaware
Mesquite Logistics, LLC	Delaware
Mister Car Wash Holdings, Inc.	Delaware
PS Acquisition Sub Corp.	Delaware
Sunshine Acquisition Sub Corp.	Delaware
Amzak Carwashes LLC	Delaware
CFCW Acquisition, LLC	Florida
CFCW Curry Ford, LLC	Florida
CFCW Opco, LLC	Florida
CFCW Propco 229, LLC	Florida
CFCW Propco Altamonte, LLC	Florida
CFCW Propco BBD, LLC	Florida
CFCW Propco Clermont, LLC	Florida
CFCW Propco Colonial, LLC	Florida
CFCW Propco Cutler Bay, LLC	Florida
CFCW Propco Havendale, LLC	Florida
CFCW Propco Hillsborough, LLC	Florida
CFCW Propco Lakeland North, LLC	Florida
CFCW Propco Lakeland, LLC	Florida
CFCW Propco Land O Lakes, LLC	Florida
CFCW Propco Landstar, LLC	Florida
CFCW Propco Mid Lakeland, LLC	Florida
CFCW Propco New Tampa, LLC	Florida

CFCW Propco Nona, LLC	Florida
CFCW Propco Oviedo, LLC	Florida
CFCW Propco Poinciana, LLC	Florida
CFCW Propco Port Orange, LLC	Florida
CFCW Propco PSL 9200, LLC	Florida
CFCW Propco Semoran, LLC	Florida
CFCW Propco Wesley Chapel, LLC	Florida
CFCW Propco, LLC	Florida
CFCW Red Bug, LLC	Florida
Tampa Car Wash Operations, LLC	Florida
WFCW Acquisition, LLC	Florida
WFCW Opco, LLC	Florida
WFCW Propco Bonita, LLC	Florida
WFCW Propco Colonial, LLC	Florida
WFCW Propco Daniels, LLC	Florida
WFCW Propco Goldenwood, LLC	Florida
WFCW Propco McCall LLC	Florida
WFCW Propco Naples, LLC	Florida
WFCW Propco Rattlesnake, LLC	Florida
WFCW Propco Vintage, LLC	Florida
WFCW Propco, LLC	Florida